1 Snap One Reports Fiscal First Quarter 2022 Results Market Demand Combined with Continued Execution Drives Strong Operating Results, Highlighted by 26% Increase in Net Sales Company Raises Earnings Outlook for Fiscal 2022 and Announces $25 Million Share Repurchase Program CHARLOTTE, N.C. – May 12, 2022 – Snap One Holdings Corp. (Nasdaq: SNPO) (“Snap One,” the “Company,” “we” or “our”), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal first quarter ended April 1, 2022. Recent Operational Highlights ● Acquired Staub Electronics in January 2022. The acquisition brings together two long-time business partners to provide more product choice, faster fulfillment, and superior support for professional integrators across Canada. ● Unified the Snap One partner experience under a single Partner Rewards loyalty program. This redesigned program rewards Snap One integrators on every purchase, effective January 31, 2022. ● Earned 17 awards across 22 categories in the CE Pro 2022 Quest for Quality awards announced in March 2022. Snap One’s 17 honors were more than twice as many as the next most awarded competitor and reflect the outstanding service the Company delivers to professional integrators. ● Opened a new domestic local branch in Rockville, MD to serve the Washington, DC metro area. The Company currently operates 31 locations domestically and two (2) locations in Canada as of quarter end. ● Bolstered the senior leadership team with the hiring of new Chief Information Officer Maneet Singh. Mr. Singh will focus on the strategic design and implementation of business infrastructure to enable scalable and efficient growth. ● Strategically deployed balance sheet to prioritize inventory availability for Snap One’s integrators. Post-Fiscal First Quarter Updates ● Announced price adjustment on proprietary product portfolio to address rising supply chain and inflationary cost pressures and to reflect Snap One’s long-term investments to further strengthen its leading supply chain capabilities. The approximate 8% blended price adjustment will be effective beginning June 6, 2022. ● Announced share repurchase program. While Snap One continues to prioritize investments in organic growth and accretive acquisitions, the Company’s board of directors has additionally authorized a $25 million share repurchase program to capitalize on potential opportunities to acquire shares of Company stock at historically attractive levels. Under the repurchase program, Snap One may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other techniques such as accelerated share repurchases. The timing and number of shares repurchased will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program expires at the end of 2023, does not obligate Snap One to acquire a specified number of shares, and may be modified, suspended or discontinued at any time at the board’s discretion.

2 Management Commentary “Robust, secular demand for smart living experiences continues to propel our business forward as our team delivered yet another strong performance in the first quarter,” said Snap One CEO John Heyman. “While market pressures and supply chain challenges from the last few quarters have persisted, we are pushing forward with our strategic objectives to position Snap One and our integrators to capitalize on the long-term market opportunity. So far this year, we’ve expanded our international presence through our acquisition of Staub Electronics, opened an additional local branch domestically, improved our technology and service offerings through several new product releases, and delivered a unified, award-winning loyalty program for our Partners. “Financially, our team’s commitment to our Partners positioned us to serve strong integrator demand and deliver $277.4 million in net sales in the first quarter, representing 25.8% year-over-year growth on an as-reported basis, with a net loss of $2.3 million and adjusted EBITDA of $23.6 million. While we expect supply chain challenges to remain for the foreseeable future, we continue to observe favorable demand trends and believe we are well positioned to build on our established market leadership position.” Fiscal First Quarter 2022 Financial Results Results compare 2022 fiscal first quarter end (April 1, 2022) to 2021 fiscal first quarter end (March 26, 2021) unless otherwise indicated. The Company’s fiscal first quarter in both years reflects a 13-week period. ● Net sales increased 25.8% to $277.4 million from $220.5 million in the comparable year-ago period. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 14.8% to $105.1 million (37.9% of net sales) in the fiscal first quarter from $91.6 million (41.5% of net sales) in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses increased 14.8% to $86.5 million (31.2% of net sales) from $75.4 million (34.2% of net sales) in the comparable year-ago period. ● Net loss decreased $3.8 million to $2.3 million (-0.8% of net sales) compared to net loss of $6.0 million (-2.7% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 1.1% to $23.6 million (8.5% of net sales) compared to $23.3 million (10.6% of net sales) in the comparable year-ago period. Current period Adjusted EBITDA includes approximately $2.1 million of additional costs related to being a public company that were not incurred in the prior year period. Excluding public company costs, Adjusted EBITDA increased 10.1% year-over-year. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, increased 18.6% to $10.7 million (3.9% of net sales) from $9.0 million (4.1% of net sales) in the comparable year-ago period. ● Net cash used in operating activities totaled $23.0 million in the period ended April 1, 2022, compared to net cash used in operating activities of $23.9 million in the comparable year-ago period. ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled ($26.3) million in the period ended April 1, 2022, compared to ($25.9) million in the comparable year-ago period.

3 ● At the end of the fiscal first quarter 2022, cash and cash equivalents were $25.1 million, compared to $40.6 million on December 31, 2021. Introduction of Additional Revenue Disaggregation and Key Performance Indicators (“KPIs”) Going forward, Snap One will be providing additional disclosures, including new revenue disaggregation and KPIs. Previously, the Company disaggregated revenue by geography between United States (“Domestic”) and all geographies outside of the United States (“International”). The Company is now further expanding its Domestic revenue reporting to distinguish between professional integrator sales and sales through other channels (“Domestic Other”). Domestic integrator revenue represents the majority of Snap One’s business today and is transacted on a direct-to-integrator basis, while domestic other revenue reflects recently acquired entities and revenue generated through managed transactions with non-integrator customers, such as national accounts. Additionally, the Company is introducing a new revenue disaggregation by product type to distinguish between proprietary products and third-party products. A proprietary product is one where Snap One has developed the products and services internally and is distributed under one of Snap One’s proprietary brands. A proprietary product typically generates a higher contribution margin rate to Snap One relative to a third-party product. All the revenue disaggregation disclosures will be reported on a quarterly basis. In addition to the measures presented in the consolidated financial statements, Snap One is also introducing the following key performance indicators which will be presented annually on a fiscal year-end basis. These metrics are: • Transacting Domestic Integrators • Spend per Transacting Domestic Integrator In fiscal year 2021, Snap One transacted with 20.0 thousand domestic integrators who spent $41.5 thousand on average. On a year-over-year basis, the number of transacting domestic integrators and spend per transacting domestic integrator increased 11.7% and 8.4%, respectively. Over time, the Company has demonstrated the consistent ability to grow both its number of domestic integrators and its spend per domestic integrator. For additional detail, please reference the Financial Tables section at the end of this press release and the supplemental earnings presentation, which can be found at investors.snapone.com. Fiscal 2022 Financial Outlook “Demand for our products and services remains high,” Heyman continued. “Despite uncertainty in the macro environment, we have strong conviction in both the short- and long-term growth outlook for our business. Our fiscal 2022 revised guidance considers our fiscal first quarter performance, our most recent price adjustment, effective June 6, 2022, and our anticipation of continued supply chain challenges and uncertainty. Taking these factors into consideration, we expect net sales in the fiscal year ending December 30, 2022 to range between $1.16 billion and $1.18 billion, which would represent an increase of 15% to 17% compared to the prior fiscal year on an as-reported basis, and 17% to 19% after adjusting fiscal 2021 to remove the impact of a 53rd week. This represents an increase of $20 million and $10 million to the low and high end, respectively, of our initial guidance range communicated in March in conjunction with our fiscal 2021 earnings.

4 “For fiscal 2022, we now expect adjusted EBITDA to range between $116 million and $121 million, which would represent an increase of 5% to 9% compared to the prior fiscal year on an as-reported basis. Presenting 2021 on a 52-week adjusted basis and annualizing for a full year of public company costs (approximately $8.4 million, annualized), our 2022 adjusted EBITDA guidance would represent a year-over-year increase of 10% to 15%. This adjusted EBITDA guidance represents an increase of $2 million and $1 million to the low and high end, respectively, of our initial guidance range communicated in March in conjunction with our fiscal 2021 earnings.” “Overall, we are committed to revolutionizing smart living and helping lead overall industry progress. We remain focused on delivering strong growth and margin expansion over the long-term and reinvesting in the success of Snap One.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal first quarter 2022 results to the Events & Presentations section of its investor relations website, which can be found at investors.snapone.com. Conference Call Snap One management will hold a conference call today, May 12, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. U.S. dial-in number: 844-467-8941 International number: 929-517-0912 Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860. The conference call will be broadcast live and available for replay via the Investor Relations section of Snap One's website at investors.snapone.com. A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time today through May 19, 2022. Toll-free replay number: 855-859-2056 International replay number: 404-537-3406 Replay ID: 3978584 About Snap One As a leading distributor of smart living technology, Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. Snap One distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. Additional information about Snap One can be found at snapone.com.

5 Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions: Contribution margin, which is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, net, income tax benefit, depreciation, and amortization, further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as described below. Adjusted net income, which is defined as net loss plus amortization further adjusted to exclude equity- based compensation, acquisition- and integration-related costs and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments. Free cash flow, which is defined as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements). Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation.

6 We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2022. You can identify these forward- looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project”, “forecast”, “targets”, “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the impact of COVID-19, risks related to our business and industry, risks related to our products, risks related to our manufacturing and supply chain, risks related to our distribution channels, risks related to laws and regulations, risks related to cybersecurity and privacy, risks related to intellectual property, risks related to our international operations, risks related to our indebtedness, risks related to our financial statements, risks related to our common stock, and other risks as described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2021 filed with the SEC on March 23, 2022, as amended by the Form 10- K/A filed with the SEC on April 25, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Media: Abigail Hanlon Director, Marketing Events & Public Relations Abigail.Hanlon@SnapOne.com Catherine Adcock Gateway Public Relations 949-574-3860 IR@SnapOne.com Investors:

7 Tom Colton and Matt Glover Gateway Investor Relations 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended	
	April 1, 2022	March 26, 2021
Net sales	$ 277,434	$ 220,468
Costs and expenses:		
Cost of sales, exclusive of depreciation and amortization	172,332	128,876
Selling, general and administrative expenses	86,527	75,357
Depreciation and amortization	14,889	13,712
Total costs and expenses	273,748	217,945
Income from operations	3,686	2,523
Other expenses (income):		
Interest expense	6,723	9,535
Other expense (income), net	(420)	(213)
Total other expenses	6,303	9,322
Loss before income taxes	(2,617)	(6,799)
Income tax benefit	(361)	(763)
Net loss	(2,256)	(6,036)
Net loss attributable to noncontrolling interest	(20)	(22)
Net loss attributable to Company	$ (2,236)	$ (6,014)
Net loss per share, basic and diluted	$ (0.03)	$ (0.10)
Weighted average shares outstanding, basic and diluted	74,464	59,217

8

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	As of	
	April 1, 2022	December 31, 2021
Assets		
Current assets:		
Cash and cash equivalents	$ 25,055	$ 40,577
Accounts receivable, net	57,151	52,620
Inventories, net	241,468	210,964
Prepaid expenses and other current assets	34,578	35,114
Total current assets	358,252	339,275
Long-term assets:		
Property and equipment, net	23,654	22,603
Goodwill	590,166	580,761
Other intangible assets, net	588,740	587,192
Operating lease right-of-use assets	41,835	—
Other assets	9,849	10,550
Total assets	$ 1,612,496	$ 1,540,381
Liabilities and stockholders' equity		
Current liabilities:		
Current maturities of long-term debt	$ 3,488	$ 3,488
Accounts payable	72,938	72,781
Accrued liabilities	68,739	75,517
Current operating lease liability	12,594	—
Current tax receivable agreement liability	11,038	—
Total current liabilities	168,797	151,786
Long-term liabilities:		
Revolving credit facility, net	35,571	—
Long-term debt, net of current portion	449,638	449,256
Deferred income tax liabilities, net	49,481	48,555
Operating lease liability, net of current portion	32,204	—
Tax receivable agreement liability, net of current portion	101,368	112,406
Other liabilities	23,813	30,103
Total liabilities	860,872	792,106
Commitments and contingencies (Note 15)		
Stockholders' equity:		
Common stock, $0.01 par value, 500,000 shares authorized; 74,480 shares issued and outstanding as of April 1, 2022 and 74,427 shares issued and outstanding at December 31, 2021	745	744
Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	832,316	826,718
Accumulated deficit	(81,656)	(79,420)
Accumulated other comprehensive (loss) income	(22)	(28)
Company's stockholders' equity	751,383	748,014
Noncontrolling interest	241	261
Total stockholders' equity	751,624	748,275
Total liabilities and stockholders' equity	$ 1,612,496	$ 1,540,381

9

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended	
	April 1, 2022	March 26, 2021
Cash flows from operating activities:		
Net loss	$ (2,256)	$ (6,036)
Adjustments to reconcile net loss to net cash from operating activities:		
Depreciation and amortization	14,889	13,712
Amortization of debt issuance costs	458	1,525
Deferred income taxes	(2,965)	(795)
Loss on sale and disposal of property and equipment	—	259
Equity-based compensation	5,599	1,060
Non-cash operating lease expense	2,985	—
Bad debt expense	74	76
Fair value adjustment to contingent value rights	(2,800)	1,310
Change in operating assets and liabilities:		
Accounts receivable	(2,804)	(7,027)
Inventories	(25,032)	(10,548)
Prepaid expenses and other assets	2,269	(2,653)
Accounts payable, accrued liabilities and operating lease liabilities	(13,439)	(14,750)
Net cash used in operating activities	(23,022)	(23,867)
Cash flows from investing activities:		
Acquisition of business, net of cash acquired	(25,639)	—
Purchases of property and equipment	(3,312)	(2,050)
Issuance of notes receivable	(600)	—
Other	30	(429)
Net cash used in investing activities	(29,521)	(2,479)
Cash flows from financing activities:		
Payments on long-term debt	—	(1,797)
Proceeds from revolving credit facility	37,000	—
Payment of deferred initial public offering costs	—	(349)
Net cash provided by (used in) financing activities	37,000	(2,146)
Effect of exchange rate changes on cash and cash equivalents	21	(23)
Net decrease in cash and cash equivalents	(15,522)	(28,515)
Cash and cash equivalents at beginning of the period	40,577	77,458
Cash and cash equivalents at end of the period	$ 25,055	$ 48,943
Supplementary cash flow information:		
Cash paid for interest	$ 7,710	$ 8,106
Cash paid for taxes, net	$ 1,018	$ 485
Noncash investing and financing activities:		
Capital expenditure in accounts payable	$ 305	$ 67

10

Snap One Holdings Corp.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended	
	April 1, 2022	March 26, 2021
Net loss	$ (2,256)	$ (6,036)
Interest expense	6,723	9,535
Income tax expense (benefit)	(361)	(763)
Depreciation and amortization	14,889	13,712
Other expense (income), net	(420)	(213)
Equity-based compensation	5,599	1,060
Compensation expense for payouts in lieu of TRA participation[(a)]	279	—
Initial public offering costs[(b)]	—	1,711
Fair value adjustment to contingent value rights[(c)]	(2,800)	1,310
Deferred acquisition payments[(d)]	703	2,152
Deferred revenue purchase accounting adjustment[(e)]	97	148
Acquisition and integration related costs[(f)]	214	14
Other professional services costs[(g)]	837	—
Other[(h)]	87	712
Adjusted EBITDA	$ 23,591	$ 23,342

11

12 Snap One Holdings Corp. Reconciliation of Net Loss to Adjusted Net Income (in thousands) (Unaudited) Net loss $ (2,256) $ (6,036) Amortization 12,661 11,888 Equity-based compensation 5,599 1,060 Foreign currency gains (179) (48) Compensation expense for payouts in lieu of TRA participation (a) 279 — Initial public offering costs (b) — 1,711 Fair value adjustment to contingent value rights (c) (2,800) 1,310 Deferred acquisition payments (d) 703 2,152 Deferred revenue purchase accounting adjustment (e) 97 148 Acquisition and integration related costs (f) 214 14 Other professional services costs (g) 837 — Other (h) 19 690 Income tax effect of adjustments (i) (4,457) (3,855) Adjusted Net Income $ 10,717 $ 9,034 Three Months Ended 2022 2021 April 1, March 26, (a) Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA. (b) Represents expenses related to professional fees in connection with preparation for our IPO. (c) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right liabilities. CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman in August 2017 and are based on estimates of expected cash payments to the prior sellers based on specified targets for the return on the original capital investment. (d) Represents expenses incurred related to deferred payments to employees associated with our Control4 acquisition and other historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense. (e) Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition.

13 (f) Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third- party transaction advisory fees associated with the acquisitions. (g) Represents professional service fees associated with the preparation for Sarbanes-Oxley compliance, the implementation of new accounting standards and accounting for non-recurring transactions. (h) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (i) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

14 Snap One Holdings Corp. Contribution Margin (in thousands) (Unaudited) Net sales $ 277,434 $ 220,468 Cost of sales, exclusive of depreciation and amortization (a) Net sales less cost of sales, exclusive of depreciation and amortization $ 105,102 $ 91,592 Contribution Margin % % Three Months Ended April 1, March 26, 37.9 41.5 2022 2021 172,332 128,876 (a) Cost of sales for the three months ended April 1, 2022 and March 26, 2021 excludes depreciation and amortization of $14,889 and $13,712, respectively.

15 Snap One Holdings Corp. Free Cash Flow (in thousands) (Unaudited) Net cash (used in) provided by operating activities $ (23,021) $ (23,867) Purchases of property and equipment Free Cash Flow $ (26,333) $ (25,917) (3,312) (2,050) Three Months Ended April 1, March 26, 2022 2021

16 Snap One Holdings Corp. Revenue by Geography (in thousands) (Unaudited) United States integrators (a) $ 225,406 $ 185,663 United States other (b) International (c) Total $ 277,434 $ 220,468 April 1, March 26, 2022 2021 13,353 8,415 38,675 26,390 Three Months Ended (a) United States integrators is defined as professional “do-it-for-me” integrator customers who transact with Snap One through a traditional integrator channel and excludes the impact of recently acquired businesses domestically. (b) United States other is defined as recently acquired entities and revenue generated through managed transactions with non-integrator customers, such as national accounts. (c) International consists of all integrators and distributors who transact with Snap One outside of the United States.

17 Snap One Holdings Corp. Revenue by Product Type (in thousands) (Unaudited) Proprietary products (a) $ 187,797 $ 152,037 Third-party products (b) Total $ 277,434 $ 220,468 89,637 68,431 Three Months Ended April 1, March 26, 2022 2021 (a) Proprietary products consist of product and services internally developed by Snap One and sold under one of Snap One’s proprietary brands. (b) Third-party products consist of product that Snap One distributes but does not own the intellectual property.

18 Snap One Holdings Corp. Key Performance Indicators (in thousands) (Unaudited) Domestic integrator net sales $ 829,845 $ 684,980 Divided by: Transacting domestic integrators (in thousands) 20.0 17.9 Spend per domestic integrator $ 41.5 $ 38.3 Year over year growth % Transacting domestic integrators 11.7% Spend per domestic integrator 8.4% Fiscal years ended ($ in thousands) December 25,December 31, 20202021